UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 14, 2009

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida	32701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 741-5300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 30, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 1, 2009 (the “Merger Agreement”), by and among International Assets Holding Corporation (“International Assets”), International Assets Acquisition Corp. (the Merger Sub”), a wholly owned subsidiary of International Assets, and FCStone Group, Inc. (“FCStone”), the Merger Sub merged with and into FCStone, with FCStone continuing as the surviving corporation and as a subsidiary of International Assets.

International Assets is filing this Current Report on Form 8-K for the purpose of providing the audited consolidated statements of financial condition of FCStone as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended August 31, 2009. These consolidated financial statements are attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Financial Statements of Businesses Acquired.

The audited consolidated statements of financial condition of FCStone as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended August 31, 2009.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document

23	Consent of KPMG LLP

99.1	The audited consolidated statements of financial condition of FCStone as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended August 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: December 14, 2009	By:	/S/ SEAN M. O’CONNOR
Sean M. O’Connor, its Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

23	Consent of KPMG LLP

99.1	The audited consolidated statements of financial condition of FCStone as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended August 31, 2009.